                                 RESTATED AND AMENDED

                                        BYLAWS

                                          OF

                           NEW YORK BAGEL ENTERPRISES, INC.


                                       OFFICES

    Section 1. OFFICE. The corporation may have, in addition to its principal office in the State of Kansas, offices and places of business at such places, both within and without the State of Kansas, as the Board of Directors may from time to time designate or the business of the corporation may require.

                                     STOCKHOLDERS

    Section 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held during the month of May of each year for the election of directors and for the transaction of such other business as may properly come before such meeting pursuant to the provisions of these Bylaws.

    Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by resolution of the Board of Directors, by the Chairman of the Board of Directors, or by the written request of holders of more than two-thirds of all the outstanding shares of stock of the corporation. Such resolution or request shall state specifically the business to be transacted at the special meeting. A copy of any such written request shall be delivered to the Chairman of the Board of the corporation, who shall cause a written or printed notice of the special meeting complying with the provisions of these Bylaws to be delivered to the stockholders.

    Section 4. PLACE OF MEETING. The annual meeting of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of Kansas as shall be provided for in written, printed or published notices or waivers of notice. Special meetings of the stockholders shall be held at such place, within or without the State of Kansas, as shall be specified in the respective notices or waivers of notice.

    Section 5. NOTICE OF MEETING. Written or printed notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days or more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), either personally or by mail, or by any other means (including, without limitation, to instantaneous, overnight, or other means of rapid delivery) by or at the direction of the Chairman of the Board or the Secretary of the corporation to each stockholder of record entitled to vote at such meeting.
Such notice shall be deemed to be given when deposited in the United States mail or other means of delivery addressed to the stockholder at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier.

    Section 6. WAIVER OF NOTICE. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    Section 7. ADJOURNMENT. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

    Section 8. CONDUCT OF MEETING. The Chairman of the Board shall designate an individual to serve as the chairman of the meeting who may be any individual present in person at the meeting, including the Chairman of the Board. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to stockholders for questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

    Section 9. QUORUM. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of each class of stock then issued and outstanding and entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, either a majority of the shares entitled to vote, present in person or by proxy at such meeting, or any officer entitled to preside or act as Secretary of such meeting, may adjourn such meeting from time to time until holders of the number of shares required to constitute a quorum shall be present in person or by proxy.

    Section 10. VOTING. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of these Bylaws, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of voting stock held by such stockholder. At all meetings of the stockholders, except as otherwise required by statute, the Articles of Incorporation, or these Bylaws, all matters shall be decided


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by the vote of the holders of a majority of the shares entitled to vote, present in person or by proxy.

    Section 11. TREASURY STOCK. Shares of the capital stock of the corporation belonging to the corporation shall not be voted directly or indirectly.

    Section 12. PROXIES. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed by such stockholder or by such stockholder's duly authorized attorney-in-fact. Such proxy shall be in writing, shall state the name of the person to cast the vote and the date of the meeting at which the vote shall be cast, and such proxy shall be filed with the Chairman of the Board or Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

    Section 13. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof.

    Section 14. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

                                  BOARD OF DIRECTORS

    Section 15. GENERAL POWERS. The property, business and affairs of the corporation shall be controlled and managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.


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    Section 16.    NUMBER AND QUALIFICATIONS.  The number of directors which
shall constitute the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but in no event shall there be less than five (5) or that number otherwise required by the Kansas general corporation code. Hereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors at any meeting of the Board of Directors. The directors need not be stockholders of the corporation or residents of the State of Kansas.

    Section 17. TERM OF OFFICE. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

    Section 18. CLASSIFICATION OF DIRECTORS. The directors of the corporation shall be divided into categories, as nearly equal in number as possible, in accordance with the provisions of the corporation's Articles of Incorporation.

    Section 19. REMOVAL. Any director, or the entire Board of Directors, may be removed from office in the manner set forth in the corporation's Articles of Incorporation.

    Section 20. VACANCIES. Any vacancy occurring in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal from office of any director or otherwise, and any newly created directorship resulting from an increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the directors then in office. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office until his or her earlier death, resignation, retirement, disqualification or removal. A director elected to fill a directorship by reason of an increase in the authorized number of directors shall hold office until the next succeeding annual meeting of stockholders or until such subsequent annual meeting of stockholders as may be determined by resolution of the Board of Directors in order to provide for staggered terms of office as set out in the Articles of Incorporation and shall hold such office until his or her successor shall have been elected and shall have qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

    Section 21. DIRECTORS' COMPENSATION. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power in its discretion to provide for and pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 22. CHAIRMAN OF THE BOARD. The Chairman of the Board, who shall be a member of the Board of Directors, shall preside at meetings of the Board of Directors, shall have power to call special meetings of the Board of Directors and stockholders for any purpose or purposes, and shall have such other designations and authorities that may be set forth by the Board of Directors. The Chairman of the Board shall be elected at the annual meeting of the


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Board of Directors by a majority vote of the directors.  In the absence of the
Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors. The chairman shall be advised of and may attend, without authority to vote unless he is a member of such committee, all meetings of committees of the Board of Directors.

                          MEETINGS OF THE BOARD OF DIRECTORS

    Section 23. ANNUAL AND REGULAR MEETINGS. The Board of Directors shall meet for the appointment of officers and for the transaction of any other business as may come before such meeting as soon as practicable after adjournment of the annual meeting of the stockholders, and other regular meetings of the Board of Directors shall be held at such time as the Board of Directors may, by resolution, from time to time determine. No notice need be given of regular meetings of the Board of Directors.

    Section 24.    SPECIAL MEETINGS.  Special meetings of the Board of
Directors may be called by or at the written request of the Chairman of the Board, the Chief Executive Officer, the President, or by a majority of the Board of Directors. A copy of such written request shall be delivered to the Chairman of the Board of the corporation, who shall cause a written, printed or telephonic notice of the special meeting complying with the provisions of these Bylaws to be delivered to the directors.

    Section 25. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of any special meeting shall be given at least three (3) days prior thereto by written or printed notice delivered personally, by telegram, mail, or by any other means (including, without limitation, to instantaneous, overnight, or other means of rapid delivery) to each director at his or her business address or by telephonic notice to each director. Such printed or written notice shall be deemed to be delivered when deposited in the United States mail or other means of delivery, addressed to the directors at each director's business address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company with all charges prepaid. Any director may waive notice of any meeting in a writing signed by the director, either before, at, or after the time for such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as expressly provided to the contrary in these Bylaws or under applicable law, neither the business to be transacted at nor the purpose of any annual, regular, or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    Section 26. PLACE OF MEETING. Meetings of the Board of Directors, whether annual, regular or special, shall be held at the principal office of the corporation, or at such other place within or without the State of Kansas as shall be provided for in the resolution or notice calling such meeting.

    Section 27. QUORUM; ADJOURNMENT. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors


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present at any meeting at which a quorum is present shall be the act of the
Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If less than a majority of the Board of Directors is present at a meeting, a majority of the directors present may adjourn the meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

    Section 28. ACTIONS OF THE BOARD OF DIRECTORS WITHOUT A MEETING. If all the directors then in office severally or collectively consent in writing to any action taken or to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held upon proper notice thereof, and may be stated as such in any certificate or document filed under the laws of the State of Kansas. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

    Section 29. PARTICIPATION. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone call or similar means of communication as long as all persons participating in the meeting can hear each other person. Participation in a meeting in this manner shall constitute presence in person at the meeting.

    Section 30. COMMITTEES. By the affirmative vote of a majority of all the directors then in office, the Board of Directors may authorize and designate, from time to time or on a regular basis, two (2) or more directors to constitute one or more committees, which shall have and exercise such authority as is expressly delegated by the Board of Directors to that committee. Among the committees that may be so designated are a Compensation Committee and an Audit Committee. Any committee so designated shall continue to exist and to have such powers and authority as previously have been granted by the Board of Directors or these Bylaws until the committee is dissolved or its powers or authority are altered by the affirmative vote of a majority of all directors then in office. Notwithstanding the foregoing, no such committee shall have the power or authority in reference to (a) amending the Articles of Incorporation;
(b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The members of any committee so designated shall continue to serve so long as they are directors, until they resign from such committee or until they are removed or replaced by the affirmative vote of a majority of all directors then in office.


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    (a)  AUDIT COMMITTEE.  There shall be an audit committee composed of not less than two (2) independent members of the Board of Directors who are not active officers or employees of the corporation or any of its subsidiaries or affiliates. It shall be the duty of the audit committee to recommend to the Board of Directors the accounting firm to be selected by the Board of Directors or to be recommended by it for stockholder approval, as independent auditor of the corporation and its subsidiaries, and to act on behalf of the Board of Directors in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers, matters relating to the corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the respective auditing agency and shall promptly report thereon to the Board of Directors. The committee shall additionally submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards.

    (b) COMPENSATION COMMITTEE. The Board of Directors may by resolution passed by a majority of the total number of directors, designate a compensation committee, to consist of two (2) members of the Board of Directors, one (1) of whom shall be designated by the Board of Directors as chairman of the committee. The compensation committee shall recommend to the Board of Directors compensation and employment benefits for all officers and stock options for officers, employees and advisors. The minutes of the meetings of the compensation committee shall be forwarded immediately to all members of the Board of Directors. A majority of the members of the compensation committee may determine its recommendation and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

                                       OFFICERS

    Section 31. NUMBER. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, and a Treasurer. The board may also elect one or more Vice Presidents (one or more of whom may be designated as Executive Vice President or Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers and such other officers (for example, Chief Operating Officer or Chief Financial Officer) with such rights, responsibilities and powers as the Board of Directors shall deem advisable. Any two or more offices may be held by the same person, except the offices of President and Secretary. No officer need be a director of the corporation.

    Section 32. ELECTION AND TERM OF OFFICE. Each officer of the corporation shall be chosen by the affirmative vote of a majority of all members of the Board of Directors at its annual meeting and shall hold office until his or her successor is chosen and qualified or until his or her earlier death, resignation, or removal. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment.


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    Section 33.    REMOVAL.  Any officer or agent elected or appointed by the
Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors whenever in their judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    Section 34. VACANCIES. Vacancies among the officers arising from any cause shall be filled for the unexpired portion of the term in the manner provided for the election of the officer to such office.

    Section 35. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at meetings of the Board of Directors and of the stockholders. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, in general direct and supervise the business, property and affairs of the corporation. The Chief Executive Officer shall perform such other duties and tasks as may be prescribed by the Board of Directors from time to time.

    Section 36. PRESIDENT. The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at meetings of the Board of Directors and of the stockholders and shall have power to call special meetings of the Board of Directors for any purpose or purposes. The President, subject to the control of the Board of Directors, shall, in general, supervise the control of all the administrative affairs of the corporation. The President shall perform such other duties and tasks as may be prescribed by the Board of Directors from time to time.

    Section 37. VICE PRESIDENTS. At the request of the President or in the event of the President's absence or disability, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their election) shall perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall have such powers and shall discharge such duties as may be assigned from time to time by the Chief Executive Officer, the President or the Board of Directors.

    Section 38. SECRETARY. The Secretary shall (a) record all the proceedings of the meetings of the corporation's stockholders and directors in a book to be kept for that purpose; (b) have charge of the stock book or ledger;
(c) maintain a complete list of all stockholders entitled to vote at stockholders' meetings and have said list available for inspection by any stockholder who may be present at such meetings; (d) act as custodian of the records of the corporation and the Board of Directors, and of the seal of the corporation, and see that the seal is affixed, when appropriate or necessary, to all documents, the execution of which on behalf of the corporation shall have been duly authorized; (e) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept and filed; and (f) in general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as may from time to time


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be assigned by these Bylaws or by the Chairman of the Board, the President or
the Board of Directors.

    Section 39. ASSISTANT SECRETARIES. The Assistant Secretaries may perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors shall prescribe.

    Section 40. TREASURER. The Treasurer shall (a) have supervision of the funds, securities, receipts and disbursements of the corporation; (b) cause all moneys and other valuable effects of the corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors if pursuant to authority conferred by the Board of Directors; (c) cause to be kept at the accounting office of the corporation correct books of account, proper vouchers and other papers pertaining to the corporation's business; (d) render to the Chairman of the Board, the President or the Board of Directors, whenever requested, an account of the financial condition of the corporation and of all transactions as Treasurer; and (e) in general, perform all duties and have all powers incident to the office of Treasurer, and perform such other duties and have such other powers as from time to time may be assigned by these Bylaws or by the Chief Executive Officer, the President or the Board of Directors.

    Section 41. ASSISTANT TREASURERS. The Assistant Treasurers may perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors shall prescribe.

    Section 42. DELEGATION. In the event of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

    Section 43. SALARIES. The salaries or other compensation of all elected officers of the corporation shall be set by the Board of Directors, and may be changed from time to time by a majority vote of the Board of Directors. The Board of Directors may, from time to time, delegate to the President or to the compensation committee the authority to set the compensation of any or all of the other non-elected officers of the corporation.

                               EXECUTION OF INSTRUMENTS

    Section 44. EXECUTION OF INSTRUMENTS GENERALLY. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer of officers or by such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. In the absence of such designation, the signature of the Chairman of the Board shall suffice.

    Section 45. CHECKS, DRAFTS AND LIKE INSTRUMENTS. All notes, drafts, acceptances, checks, endorsements and all evidences of indebtedness of the corporation whatsoever shall be signed by such officer or officers or by such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements or


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instruments for deposit to the credit of the corporation in any of its duly authorized depositories shall be made by rubber stamp of the corporation or in such other manner as the Board of Directors may from time to time determine.

    Section 46. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    Section 47. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution from the Board of Directors. Such authority may be general or confined to specific instances.

    Section 48. PROXIES. Proxies to vote with respect to shares of stock of other corporations that may be owned by or stand in the name of this corporation may be executed on behalf of this corporation by the Chairman of the Board, Chief Executive Officer, President, Vice President or Secretary, or by any other person or persons authorized to do so by the Board of Directors.

    Section 49. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                    CAPITAL STOCK

    Section 50. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary of the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock. If the corporation shall appoint a transfer agent or registrar for its stock, then if a certificate is signed (1) by a transfer agent or an assistant transfer agent, or
(2) by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of any such Chairman, President, Vice President, Treasurer, assistant Treasurer, Secretary or assistant Secretary may be facsimile. In case of any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, retirement, disqualification, removal or otherwise, before such certificate or certificates have been issued, then such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.


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

    Section 51. TRANSFERS OF SHARES. Transfer of shares shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificate shall be surrendered for cancellation. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

    Section 52. LOST CERTIFICATES. No certificate evidencing shares of the stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed except upon production of whatever evidence or proof of such loss, theft, or destruction and upon furnishing indemnification to the corporation in such manner and amount as the Chairman of the Board, the President, any Vice President, the Secretary, or the Treasurer may require.

    Section 53. SALE OF STOCK RETURNED TO CORPORATION. In the event stock is returned to the corporation and the owner paid in full therefor, the directors of the corporation shall be vested with authority to resell said stock to such person or persons and upon such terms, as may be determined by the Board of Directors.

    Section 54. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                    MISCELLANEOUS

    Section 55. DIVIDENDS. Dividends, if any, may be declared by action of the Board of Directors at any annual, regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, or in any combination thereof except as otherwise provided in the statutes of the State of Kansas.

    Section 56. INCENTIVE PLANS. In furtherance and not in limitation of the powers conferred by the laws of the State of Kansas, the Board of Directors is expressly authorized and empowered to establish bonus, pension, profit-sharing, stock option, or other types of incentive or compensation plans for the employees, officers, directors and advisors of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount and nature of their respective participation.

    Section 57. SEAL. The corporation's seal shall be in such form as shall be adopted and approved, from time to time, by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.


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

    Section 58. FISCAL YEAR. The fiscal year of the corporation shall be established by the Board of Directors.

    Section 59. AMENDMENTS. These Bylaws may be altered, amended or repealed and new Bylaws may be approved in accordance with the laws of the State of Kansas and the corporation's Articles of Incorporation.

    Section 60. INDEMNIFICATION. The corporation shall indemnify all directors, officers, employees and agents to the extent provided in the corporation's Articles of Incorporation.


                                  The above Bylaws were adopted at a special meeting of the Board of Directors of New York Bagel Enterprises, Inc. held January 16, 1996, but shall be effective upon the filing of the corporation's Restated and Amended Articles of Incorporation with the Kansas Secretary of State.



                                  --------------------------------------------
                                  J. Chris Dennis
                                  Secretary of Directors' Meeting


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